Exhibit 99.1

Universal Insurance Holdings, Inc. Announces Pricing of Public Offering by Selling Stockholder

FORT LAUDERDALE, FL — (MARKET WIRE) – June 22, 2012 – Universal Insurance Holdings, Inc. (“Company”) (NYSE MKT: UVE) today announced the pricing of the previously-announced resale by its President and Chief Executive Officer, Bradley I. Meier of 1,500,000 shares of the Company’s common stock previously registered for resale with the U.S. Securities and Exchange Commission (SEC) at a price to the public of $3.30 per share. The offering is expected to close and settle on June 27, 2012, subject to market and other customary conditions.

Upon completion of the offering, Mr. Meier will beneficially own 11,338,971 shares of common stock or approximately 28.2 percent of the Company’s outstanding common stock at June 21, 2012. The Company will not receive any proceeds from the sale of the shares, which Mr. Meier acquired in connection with his employment with the Company.

Mr. Meier has agreed to a 90-day lock up with respect to the Company’s securities beneficially owned by him and not part of this offering, subject to certain exceptions.

JonesTrading Institutional Services LLC’s Capital Markets Group is acting as the sole underwriter for the offering.

The Company’s Form S-8 registration statement (including a reoffer prospectus) relating to the offering was deemed effective upon filing with the SEC. Before investing, any interested investor should read the reoffer prospectus included in the Company’s Form S-8 registration statement and other documents filed with the SEC for information about the Company and this offering. A copy of the Company’s Form S-8 registration statement (including a reoffer prospectus) may be obtained from the SEC’s website at http://www.sec.gov. A copy of the reoffer prospectus included in the Company’s Form S-8 registration statement may be obtained from JonesTrading Institutional Services LLC, 780 3rd Avenue, 3rd Floor, New York, New York 10017, Phone (877) 566-3730 and Fax (212) 907-5365.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. is a vertically integrated insurance holding company which, through its subsidiaries, covers substantially all aspects of insurance underwriting, distribution, claims processing and exposure management. Universal Property & Casualty Insurance Company (UPCIC), a wholly owned subsidiary of the Company, is one of the three leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii and Georgia. American Platinum Property and Casualty Insurance Company (APPCIC), also a wholly owned subsidiary, currently writes homeowners multi-peril and inland marine insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on Mr. Meier’s financing plans, including the statements about the proposed resale of the Company’s common stock. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended March 31, 2012.

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com.